MVP REIT



MVP REIT, Inc.

2015 Company Update

June 9, 2015

Speaker:

Mike Shustek

CEO, MVP REIT, Inc.

Forward-Looking Statements

This presentation includes forward-looking statements that can be identified by the use of words such as "will," "may," "should," or other comparable terminology. Statements concerning future performance, cash flows and any other guidance on present or future periods constitute forward-looking statements. Forward-looking statements involve significant risks and uncertainties and you should not unduly rely on these statements. You should be aware that a number of important factors could cause our actual results to differ materially from those in these forward-looking statements including the risks summarized below and the risks described in our filing with the Securities and Exchange Commission. The statements made herein are as of the date hereof and we undertake no obligation to update these statements except as may be required by applicable securities laws.

Risk Factors

- We have a limited operating history, therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with a more established operating history.
- Because this is a blind pool offering, you will not have the opportunity to evaluate additional investments before we make them, which makes your investment more speculative.
- We depend upon our advisor and its affiliates to conduct our operations.
- Continued disruptions in the financial markets and difficult economic conditions could adversely impact the real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.
- There is no public trading market for our shares and we are not required to list or liquidate by a certain date or at all. Accordingly, our shares will lack liquidity and you may have to hold the investment indefinitely.
- There are restrictions on your ability to have your shares repurchased under our share repurchase program.

Risk Factors Continued…

- There are substantial conflicts of interest between us and our advisor and its affiliates.
- As of the date hereof, we have paid distributions from offering proceeds only. We may not be able to make distributions on a monthly basis and may pay distributions from sources other than cash flow from operations, including the sale of assets, borrowings or offering proceeds. We have no limits on the amounts we may pay from such sources. If we pay distributions from sources other than our cash flow from operations, the funds available to us for investments would be reduced and your share value may be diluted.
- We may incur substantial debt, which will increase our risk and may reduce our distributions.
- Failure to remain qualified as a REIT would adversely affect our ability to make distributions to our stockholders.
- We are an "Emerging Growth Company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock is speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
- Our advisor and board of directors will have substantial discretion with respect to the selection of specific real property and may vary from MVP REIT guidelines to acquire properties which they believe represent value opportunities.
- See "Risk Factors" in the company's prospectus to read about the more significant risks you should consider before buying shares of our common stock.
- As with all investments in securities, there is risk of loss of capital.
- This is not a solicitation. Please read MVP's prospectus which is the only means of soliciting for shares of MVP REIT.

Webinar Topics of Discussion:

- Financial Data
- 2015 Acquisitions & Pending Acquisitions
- 2015 Public Filings

Financial Data

Balance Sheet Data	March 31, 2015	December 31, 2014
Total Assets	$72,107,000	$50,195,000
Total Liabilities	$30,294,000	$17,923,000
Total Equity	$41,813,000	$32,272,000

The selected financial data has been derived from our consolidated financial statements.

2015 Acquisition Overview

MVP currently has 12 properties within its portfolio including:

- **11 Parking Facilities**
- **1 Self-Storage Facility**

2015 Acquisitions



Downtown Surface Lot
Denver, CO
Acquired: January 2015

MVP REIT, Inc., ("MVP") through its wholly owned entity, MVP Denver Sherman, LLC, announced that it closed on the purchase of a .14 acre parking lot located at 1963 Sherman Street, Denver, Colorado, consisting of approximately 28 parking spaces, for a purchase price of $585,000, plus certain closing costs. The parking lot is leased to the City of Denver School District Number 1.



Wazee St
Blake St
Market St
Larimer St
Lawrence St
15th St
19th St
Broadway St
California St
Welton St
14th St
Speer Blvd
Lincoln St
1963 Sherman St
E 19th Ave
E 18th Ave
Park Ave
E 16th Ave
The Ogden Theatre
Denver
E 14th Ave
E 13th Ave
Denver Art Museum
E 24th
E 22nd
E 21st
E 14th
E 13th

MVP REIT

2015 Acquisitions

Downtown Garage
Fort Worth, TX
Acquired: March 2015

On March 16, 2015, MVP REIT Inc. closed on its $23.5 million purchase of a multi-level parking garage. The parking garage consists of 1,013 parking spaces and approximately 11,828 square feet of office space. The parking garage is located in Fort Worth, Texas.

In connection with the purchase, the Company assumed the existing financing on the parking garage. The existing financing has a maturity date of August 2021, has a balance of approximately $12.2 million, and an interest rate of 5.59% per annum. The Company paid customary closing costs in connection with the transaction.




W 1st St
W 3rd St
Taylor St
Throckmorton St
E 6th St
Fort Worth Intermodal Transportation Center
280
W 5th St
814 Taylor St
UPPER WEST SIDE
Texas St
199
Lake St
Florence St
Macon St
Cherry St
Texas St
Taylor St
Jones St
Calhoun St
Fort Worth Water Gardens
W Lancaster Ave
T&P
13B
15A
13
199

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
Milwaukee, WI

Acquired: March 2015

On March 31, 2015, MVP REIT Inc. ("the Company") closed on this parking lot consisting of 54 parking spaces, located in Milwaukee, WI, for a purchase price of $1 million. The property is leased to SP Plus Corporation.




WESTOWN
822 N Old World 3rd St
N Old World 3rd
Milwaukee Public Museum
Central Library
W Wisconsin Ave
The Riverside Theater
The Shops Of Grand Avenue
W Michigan St
N 2nd St
N 11th St
N 10th St
Water St
Milwaukee Intermodal

MVP REIT

2015 Acquisitions

Downtown Surface Parking Lot
St. Louis, MO
Acquired: May 2015

MVP closed on the purchase of this parking lot for approximately $2.575 million in cash.

The parking lot is located at 1010 Convention Plaza, St. Louis, Missouri. The Lot consists of 55,021 square feet and has 221 parking spaces. It is adjacent to the St Louis convention center, is zoned I-CBD (Central Business District) and allows for a maximum building height of 200 feet.

The Lot will be leased by SP Plus Corporation under a NN agreement. SP Plus Corporation will pay annual rent of $185,000. In addition, the lease provides a two tier participation with MVP receiving 65% of gross receipts between $280,000-$349,999 and 50% of gross receipts over $350,000. The term of the lease will be for 5 years with a 5 year option.




Biddle St
N Tucker
Cole St
Carr St
Ashley St
Edward Jones Dome
St Charles St
Locust St
Olive St
Convention Center Metrolink
Morgan St
Laclede's Landing Metrolink
N Broadway
N Tucker Blvd
8th and Pine Metrolink
East River

MVP REIT

2015 Acquisitions

Downtown Parking Garage
Houston, TX
Acquired: May 2015



MVP closed on the purchase of this parking garage for approximately $8.375 million in cash. The parking garage is located at 611 Fannin Street, Houston, Texas . The garage consists of 90,750 square feet and has 265 parking spaces.


Washington Ave
Memorial Dr
Allen Pkwy
W Dallas St
W Gray St
Taft St
Dunlavy St
NEARTOWN
Houston Ave
Sawyer St
611 Fannin St
DOWNTOWN
George R. Brown
Convention Center
MIDTOWN
Dowling St
EAST
DOWNTOWN
York St
Milby St
Polk St
Harrisburg
SECOND WA
Navigation
N York St
Hirsch Rd
East Fwy
GREATER
THIRD WARD
Alabama St
Museum of Fine
Arts, Houston
Children's Museum
of Houston
Gulf Fwy

The garage will be leased by iPark Services, LLC a Houston based parking operator, under a NN agreement. iPark will pay annual rent of $600,000. In addition, the lease provides revenue participation with MVP receiving 60% of gross receipts over a contractual threshold. The term of the lease is for 10 years.

2015 Pending Acquisitions

April 2015

Boardwalk Surface Parking Lot

Wildwood, New Jersey

On April 16, 2015 , MVP entered into a purchase agreement for a parking lot for approximately $1,075,000 million located in Wildwood, New Jersey (the "Wildwood Purchase Agreement"). The parking lot is located at 400 East Magnolia Wildwood, NJ 08260.

The parking lot consists of 11,300 square feet and has approximately 40 parking spaces. MVP anticipates entering into a management agreement with a parking operator to manage the parking lot. The Wildwood Purchase Agreement is subject to MVP's due diligence.

MVP REIT

2015 Pending Acquisitions

<u>May 2015</u>

Downtown Surface Parking Lot

Milwaukee, WI

MVP entered into a Purchase Agreement with Progeny Capital Partners, LLC., dated May 22, 2015 to purchase a parking lot for approximately $3.9 million in Milwaukee, Wisconsin. The parking lot is located at 746-752 N. Old World Street, Milwaukee, Wisconsin and consists of 41,260 square feet.

MVP anticipates entering into a lease with PCAM, LLC, an affiliate of the Seller and the current operator. PCAM will lease the parking lot for $280,000 annually. MVP will also receive 50% of annual gross revenues in excess of certain contractual incentive thresholds. Upon any sale of the Property, PCAM shall be entitled to receive 25% of the net proceeds in excess of $3.9 million. The Purchase Agreement is subject to MVP's due diligence.

2015 Public Filings

JANUARY 26, 2015

- MVP continues to pursue the purchase of a parking lot located at 271 South High Street, Columbus, Ohio consisting of approximately 20 parking spaces, for a purchase price of $480,000, plus certain closing costs. The transaction has been delayed due to the death of the seller.

FEBRUARY 11, 2015

- The Audit Committee of the Company's Board of Directors engaged RBSM, LLP ("RBSM") as the Company's independent registered public accounting firm.

2015 Public Filings

FEBRUARY 27, 2015

- Dustin Lewis resigned his position as Chief Financial Officer for MVP REIT, Inc. ("MVP REIT") and has accepted the position of Senior Vice President of Acquisitions for MVP Realty Advisors, Inc.

- The Board of Directors appointed Tracee Gress as our Chief Financial Officer. Ms. Gress' services are furnished to us pursuant to an accounting services agreement entered into by our manager and Strategix Solutions, LLC ("Strategix Solutions").

MVP REIT

2015 Public Filings

APRIL 9, 2015

- MVP REIT Inc. announced its board of directors increased the size of the board from six persons to seven.

- The Board appointed Shawn Nelson to fill the newly created board seat. Mr. Nelson is an attorney and has been the Chairman of the Orange County Board of Supervisors since June, 2010.

QUESTIONS

If you have any questions, we will call you individually. The purpose of this webinar is to update current broker/dealers with 2015 news and acquisition information regarding MVP REIT.

The Public Offering Closes September 15, 2015

MVP REIT, Inc.
877.684.6871
www.mvpreit.com
12730 High Bluff Dr., Suite #110, San Diego, CA 92130

MVP REIT